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                                  PRESS RELEASE
                     FOR RELEASE JULY 19, 2007 AT 4:00 P.M.

                          For More Information Contact
                      Joseph J. Bouffard, President and CEO
                                 (410) 248-9130
                               BCSB Bankcorp, Inc.

                BCSB BANKCORP, INC. REPORTS JUNE 30, 2007 RESULTS

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, F.S.B., headquartered in Baltimore, Maryland, reported net income of $599,000 or $0.10 per basic and diluted share for the quarter ended June 30, 2007 as compared to a net loss of $6.9 million or ($1.18) per basic and diluted share for the quarter ended June 30, 2006.

President Joseph J. Bouffard stated that, "the Bank turned in a strong quarter that was positively impacted by the recently completed balance sheet restructuring and the Bank's implementation of its business plan to improve its profits and capital ratios while reducing interest rate risk." President Bouffard also noted that the Bank has no exposure to subprime lending and that the Bank's loan portfolio continued to be a strong and reliable asset for the Bank, both on the residential and the commercial side as net interest income remained solid at $3.8 million for the quarter ended June 30, 2007 as compared to $3.6 million for the three months ended June 30, 2006. He further noted that the Bank's quarterly performance validated the Bank's overall strategy to manage interest expense, grow core deposits and reduce borrowings which will continue to be our strategy to improve the Bank's profitability.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, market conditions, the impact of interest rates on financing, and local and national economic factors. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed herein will be achieved.



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                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                               June 30,                   September 30,
                                                                 2007                          2006
                                                                       (Dollars in Thousands)
ASSETS
Cash equivalents and time deposits                         $          91,297            $           11,837
Investment Securities                                                  3,906                       147,564
Loans and Mortgage Backed Securities                                 515,072                       579,252
Other Assets                                                          40,835                        47,204
                                                           -----------------            ------------------
TOTAL ASSETS                                               $         651,110            $          785,857
                                                           =================            ==================

LIABILITIES
Deposits                                                   $         566,521            $          604,845
Borrowings                                                            20,000                       118,473
Junior Subordinated Debentures                                        23,197                        23,197
Other Liabilities                                                      7,553                         5,921
                                                           -----------------            ------------------
TOTAL LIABILITIES                                                    617,271                       752,436
TOTAL STOCKHOLDERS' EQUITY                                            33,839                        33,421
                                                           -----------------            ------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                   $         651,110            $          785,857
                                                           =================            ==================
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                      Consolidated Statements of Operations
                                   (Unaudited)

                                                       Nine Months ended June 30,          Three Months ended June 30,
                                                       2007                 2006            2007                2006
                                                         (Dollars in Thousands                (Dollars in Thousands
                                                         except per share data)              except per share data)
 Interest Income                                     $  29,860           $   29,656       $   9,656          $   10,179
 Interest Expense                                       19,885               18,712           5,869               6,607
                                                     ----------          ----------       ---------          ----------
 Net Interest Income                                     9,975               10,944           3,787               3,572
 Provision for Loan Losses                                 117                  152               0                  20
                                                     ----------          ----------       ---------          ----------
 Net Interest Income After Provision for Loan            9,858               10,792           3,787               3,552
    Losses
 Total Non-Interest Income                              (5,833)               1,165             808                 400
 Total Non-Interest Expenses                             8,164               22,613           3,749              14,445
                                                     ----------          ----------       ---------          ----------
 (Loss) Income Before Tax (Benefit) Expense             (4,139)             (10,656)            846             (10,493)
 Income Tax (Benefit) Expense                           (1,524)              (3,761)            247              (3,603)
                                                     ----------          ----------       ---------          ----------
 NET (LOSS) INCOME                                   $  (2,615)          $   (6,895)      $     599          $   (6,890)
                                                     ==========          ===========      ==========         ===========

 Basic and Diluted (Loss) Earnings Per Share         $   (0.44)          $    (1.18)      $    0.10          $    (1.18)
                                                     ==========          ===========      ==========         ===========
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